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                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1999, with respect to the consolidated financial statements of Sygnet Wireless, Inc. included in the Registration
Statement (Form S-1 File No. 333-     ) and related prospectus of Dobson
Communications Corporation for the registration of 12,959 shares of its 12 1/4% Senior Exchangeable Preferred Stock.

                                          /s/ Ernst & Young LLP

Cleveland, Ohio
June 4, 1999